Exhibit 10.10

LONG TERM INCENTIVE PLAN

Effective as of ●, 2015

SHOPIFY INC.

LONG TERM INCENTIVE PLAN

The purpose of this Plan is to advance the interests of the Corporation and its shareholders by providing to the directors, officers, employees and consultants of the Corporation a performance incentive for continued and improved services with the Corporation and its Affiliates.

ARTICLE 1

INTERPRETATION

Section 1.1	Definitions

For the purposes of this Plan, the following terms shall have the following meanings:

(a)	“Affiliate” or “Affiliated” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise);

(b)	“Annual Board Retainer” means the annual retainer paid by the Corporation to a director in a Fiscal Year for service on the Board, together with Board committee fees, attendance fees and additional fees and retainers to committee chairs;

(c)	“Applicable Withholding Taxes” has the meaning given to that term in Section 2.6(1);

(d)	“Authorized Leave” means any leave of absence (paid or unpaid) approved in writing by the Corporation for a period of more than four (4) weeks that occurs while an RSU Participant continues to be employed as a full-time employee by the Corporation or retained as a full-time Consultant by the Corporation and includes any parental leave, short term disability, or other bona fide paid or unpaid leave of absence or sabbatical period;

(e)	“Award Date” means the date(s) during the Fiscal Year on which the Annual Board Retainer is awarded;

(f)	“Board” means the board of directors of the Corporation as constituted from time to time, or a committee thereof to which authority has been delegated by the board of directors with respect to any particular functions of the board of directors, as set forth herein;

(g)	“Business Day” means a day, other than a Saturday or Sunday, on which banking institutions in Ottawa, Ontario are not authorized or obligated by law to close;

(h)	“Cash Equivalent” means the amount of money expressed in U.S. dollars equal to the Market Value multiplied by the number of vested Units in the Participant’s notional account, net of any Applicable Withholding Taxes, on the PSU Settlement Date, RSU Settlement Date or DSU Termination Date, as applicable;

(i)	“Change of Control” means, unless the Board determines otherwise, the happening, in a single transaction or in a series of related transactions, of any of the following events:

(i)	any transaction (other than a transaction described in clause (ii) below) pursuant to which any person or group of persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Corporation representing 50% or more of the aggregate voting power of all of the Corporation’s then issued and outstanding securities entitled to vote in the election of directors of the Corporation, other than any such acquisition that occurs (A) upon the exercise or settlement of options or other securities granted by the Corporation under any of the Corporation’s equity incentive plans, or (B) as a result of the conversion of Multiple Voting Shares into Shares;

(ii)	there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Corporation and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Corporation immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such transaction;

(iii)	the sale, lease, exchange, license or other disposition of all or substantially all of the Corporation’s assets to a person other than a person that was an Affiliate of the Corporation at the time of such sale, lease, exchange, license or other disposition, other than a sale, lease, exchange, license or other disposition to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are beneficially owned by shareholders of the Corporation in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such sale, lease, exchange, license or other disposition;

(iv)

the passing of a resolution by the Board or Shareholders to substantially liquidate the assets of the Corporation or wind up the Corporation’s business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and the shareholdings remain substantially the same following the re-arrangement); or

(v)	individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

(j)	“Consultant” has the meaning ascribed to that term in National Instrument 45-106 of the Canadian Securities Administrators;

(k)	“Corporation” means Shopify Inc. and its respective successors and assigns;

(l)	“Date of Grant” means the date on which a particular Unit is granted by the Board as evidenced by the Grant Agreement pursuant to which the applicable Unit was granted;

(m)	“Deferred Share Unit” or “DSU” means a unit designated as a Deferred Share Unit representing the right to receive one Share or the Cash Equivalent in accordance with the terms set forth in the Plan;

(n)	“DSU Participant” means a director of the Corporation (who for greater certainty may also be an employee, if applicable) who has been designated by the Corporation for participation in the Plan and who has agreed to participate in the Plan and to whom Deferred Share Units have or will be granted thereunder;

(o)	“DSU Payment Date” means, with respect to a Deferred Share Unit granted to a DSU Participant, no later than December 31 of the Fiscal Year following the Fiscal Year in which the DSU Termination Date occurred;

(p)	“DSU Settlement Notice” means a notice, in the form contained in Schedule “F” attached hereto, by a DSU Participant to the Corporation electing the desired form of settlement of Deferred Share Units;

(q)	“DSU Termination Date” of a DSU Participant means, the day that the DSU Participant ceases to be a director and, if applicable, an employee of the Corporation for any reason including, without limiting the generality of the foregoing, as a result of retirement, death, voluntary or involuntary termination without cause, or Incapacity;

(r)	“Effective Date” has the meaning ascribed thereto in Section 2.5;

(s)	“Elected Amount” has the meaning ascribed thereto in Section 5.3(1);

(t)	“Election Notice” has the meaning ascribed thereto in Section 5.3(1);

(u)	“Eligible Person” means any director, officer, employee or Consultant of the Corporation or any of its Affiliates and any such person’s personal holding company, as designated by the Board in a resolution;

(v)	“Expire” means, with respect to a Unit, the termination of such Unit, on the occurrence of which such Unit is void, incapable of settlement, and of no value whatsoever; and Expires and Expired have a similar meaning;

(w)	“Fiscal Year” means the fiscal year of the Corporation, which as of the Effective Date is the annual period commencing January 1 and ending the following December 31;

(x)	“Grant Agreement” means an agreement between the Corporation and a Participant under which a Unit is granted, substantially in the form attached hereto as Schedule “A” in reference to RSUs, Schedule “D” in reference to DSUs, and Schedule “G” in reference to PSUs, as each may be amended from time to time;

(y)	“Incapacity” means the permanent and total incapacity of a Participant as determined in accordance with procedures established by the Board for purposes of this Plan;

(z)	“Incumbent Board” has the meaning given to that term in Section 1.1(i)(v);

(aa)	“ITA” means the Income Tax Act (Canada), and the regulations thereunder;

(bb)	“Legacy Option Plan” means the Corporation’s Fourth Amended and Restated Incentive Stock Option Plan, as may be amended from time to time;

(cc)	“Market Value” means, on any particular day, the volume weighted average trading price of a Share on the New York Stock Exchange for the five (5) preceding days on which the Shares were traded, or on any other stock exchange as selected by the Board for these purposes. In the event that such Shares are not listed and posted for trading on any stock exchange, the Market Value shall be the fair market value of such Shares as determined by the Board in its sole and absolute discretion;

(dd)	“Multiple Voting Shares” means the Class B multiple voting shares in the capital of the Corporation;

(ee)	“Participant” means an RSU Participant, or a DSU Participant, or a PSU Participant, as applicable;

(ff)	“Performance Criteria” shall mean criteria, if any, established by the Board which, without limitation, may include criteria based on the financial performance of the Corporation and/or an Affiliate;

(gg)	“Performance Share Unit” or “PSU” means a unit granted or credited to a PSU Participant’s notional account pursuant to the terms of this Plan that, subject to the provisions hereof, entitles a PSU Participant to receive one Share or the Cash Equivalent in accordance with the terms set forth in the Plan;

(hh)	“Plan” means this Long Term Incentive Plan, as amended from time to time;

(ii)	“PSU Participant” means an Eligible Person who has been designated by the Corporation for participation in the Plan and who has agreed to participate in the Plan and to whom a Performance Share Unit has been granted or will be granted thereunder;

(jj)	“PSU Settlement Date” has the meaning given to that term in Section 7.1(1);

(kk)	“PSU Settlement Notice” means a notice, in the form contained in Schedule “H” attached hereto, by a PSU Participant to the Corporation electing the desired form of settlement of vested Performance Share Units;

(ll)	“PSU Termination Date” means the date on which a PSU Participant ceases to be an Eligible Person as a result of a termination of employment or retention with the Corporation or an Affiliate for any reason, including death, retirement, or resignation with or without cause. For the purposes of the Plan, a PSU Participant’s employment or retention with the Corporation or an Affiliate shall be considered to have terminated effective on the last day of the PSU Participant’s actual and active employment or retention with the Corporation or Affiliate, whether such day is selected by agreement with the individual, or unilaterally by the PSU Participant or the Corporation or Affiliate, and whether with or without advance notice to the PSU Participant. For the avoidance of doubt, no period of notice or pay in lieu of notice that is given or that ought to have been given under applicable law in respect of such termination of employment or retention that follows or is in respect of a period after the PSU Participant’s last day of actual and active employment or retention shall be considered as extending the PSU Participant’s period of employment or retention for the purposes of determining his or her entitlement under the Plan;

(mm)	“PSU Vesting Date” means the date or dates determined in accordance with the terms of the Grant Agreement entered into in respect of such Performance Share Units (as described in Section 6.4), on and after which a particular Performance Share Unit will be settled, subject to amendment or acceleration from time to time in accordance with the terms hereof;

(nn)	“Restricted Share Unit” or “RSU” means a unit granted or credited to an RSU Participant’s notional account pursuant to the terms of this Plan that, subject to the provisions hereof, entitles an RSU Participant to receive one Share or the Cash Equivalent in accordance with the terms set forth in the Plan;

(oo)	“RSU Participant” means an Eligible Person who has been designated by the Corporation for participation in the Plan and who has agreed to participate in the Plan and to whom a Restricted Share Unit has been granted or will be granted thereunder;

(pp)	“RSU Settlement Date” has the meaning ascribed thereto in Section 4.1(1);

(qq)	“RSU Settlement Notice” means a notice, in the form contained in Schedule “B” attached hereto, by an RSU Participant to the Corporation electing the desired form of settlement of vested Restricted Share Units;

(rr)	“RSU Termination Date” means the date on which an RSU Participant ceases to be an Eligible Person as a result of a termination of employment or retention with the Corporation or an Affiliate for any reason, including death, retirement, or resignation with or without cause. For the purposes of the Plan, an RSU Participant’s employment or retention with the Corporation or an Affiliate shall be considered to have terminated effective on the last day of the RSU Participant’s actual and active employment or retention with the Corporation or Affiliate, whether such day is selected by agreement with the individual, or unilaterally by the RSU Participant or the Corporation or Affiliate, and whether with or without advance notice to the RSU Participant. For the avoidance of doubt, no period of notice or pay in lieu of notice that is given or that ought to have been given under applicable law in respect of such termination of employment or retention that follows or is in respect of a period after the RSU Participant’s last day of actual and active employment or retention shall be considered as extending the RSU Participant’s period of employment or retention for the purposes of determining his or her entitlement under the Plan;

(ss)	“RSU Vesting Date” means the date or dates determined in accordance with the terms of the Grant Agreement entered into in respect of such Restricted Share Units (as described in Section 3.4), on and after which a particular Restricted Share Unit will be settled, subject to amendment or acceleration from time to time in accordance with the terms hereof;

(tt)	“Share” means a Class A subordinate voting share in the capital of the Corporation;

(uu)	“Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of securities of the Corporation from treasury, including without limitation a Share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise, but does not include any such arrangement which does not involve the issuance from treasury or potential issuance from treasury of securities of the Corporation;

(vv)	“Shareholders” means holders of Shares or Multiple Voting Shares;

(ww)	“Stock Exchange” means the TSX or, if the Shares are not listed or posted for trading on the TSX but are listed and posted for trading on another stock exchange, the stock exchange on which the Shares are listed or posted for trading;

(xx)	“Stock Option Plan” means the Corporation’s Stock Option Plan, as may be amended from time to time;

(yy)	“Termination Notice” has the meaning ascribed thereto in Section 5.4(1);

(zz)	“TSX” means the Toronto Stock Exchange; and

(aaa)	“Units” means DSUs, PSUs and RSUs, as applicable.

Section 1.2	Interpretation

(1)	Whenever the Board is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term “discretion” or “authority” means the sole and absolute discretion of the Board.

(2)	In the Plan, words importing the singular shall include the plural and vice versa and words importing any gender include any other gender.

(3)	Unless otherwise specified in the Participant’s Grant Agreement, all references to money amounts are to United States currency.

(4)	As used herein, the terms “Article” and “Section” mean and refer to the specified Article and Section of this Plan, respectively.

(5)	The words “including” and “includes” mean “including (or includes) without limitation”.

ARTICLE 2

GENERAL PROVISIONS

Section 2.1	Administration.

(1)	The Board shall administer this Plan. Nothing contained herein shall prevent the Board from adopting other or additional Share Compensation Arrangements or other compensation arrangements.

(2)	Subject to the terms and conditions set forth herein, the Board has the authority: (i) to grant Restricted Share Units to RSU Participants; (ii) to grant Deferred Share Units to DSU Participants; (iii) to grant Performance Share Units to PSU Participants; (iv) to determine the terms, including the limitations, restrictions, vesting period, Performance Criteria and conditions (including any Performance Criteria), if any, of such grants; (v) to interpret this Plan and all agreements entered into hereunder; (vi) to adopt, amend and rescind such administrative guidelines and other rules relating to this Plan as it may from time to time deem advisable; and (vii) to make all other determinations and to take all other actions in connection with the implementation and administration of this Plan as it may deem necessary or advisable. The Board’s guidelines, rules, interpretations, and determinations shall be conclusive and binding upon the Corporation, its subsidiaries, and all RSU Participants, DSU Participants, PSU Participants, Eligible Persons and their legal, personal representatives and beneficiaries.

(3)	Notwithstanding the foregoing or any other provision contained herein, the Board shall have the right to delegate the administration and operation of this Plan, in whole or in part,

to a committee thereof. For greater certainty, any such delegation by the Board may be revoked at any time at the Board’s sole discretion.

(4)	No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith, and each member of the Board and each such person shall be entitled to indemnification by the Corporation with respect to any such action or determination.

(5)	The Board may adopt such rules or regulations and vary the terms of this Plan and any grant hereunder as it considers necessary to address tax or other requirements of any applicable non-Canadian jurisdiction. Without limiting the generality of the foregoing, if any provision of this Plan contravenes Section 409A (“Section 409A”) of the U.S. Internal Revenue Code of 1986, as amended, the Board may, in its sole discretion and without the participant’s consent, modify such provision to: (i) comply with, or avoid being subject to, Section 409A, or to avoid incurring taxes, interest or penalties under Section 409A, or otherwise; and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Corporation and contravening Section 409A.

(6)	The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Shares or any other securities in the capital of the Corporation other than as specifically provided for in the Plan.

Section 2.2	Grant of Units and Shares Reserved

(1)	Subject to the provisions of this Plan, the Board may grant Units to Participants upon the terms, conditions and limitations set forth herein and such other terms, conditions and limitations permitted by and not inconsistent with this Plan as the Board may determine, provided that:

(a)	The maximum number of Shares reserved for issuance, in the aggregate, under this Plan and the Stock Option Plan shall initially be equal to 2,500,000 Shares plus the number of Shares equal to the number of Multiple Voting Shares subject to the Legacy Option Plan’s available reserve as of the Effective Date. The number of Shares available for issuance, in the aggregate, under this Plan and the Stock Option Plan will be automatically, and without any further action on the part of the Board or the Shareholders, increased on January 1 of each year, beginning on January 1, 2016 and ending on January 1, 2026, in an amount equal to 5% of the aggregate number of outstanding Shares and Multiple Voting Shares on December 31 of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the maximum number of Shares reserved for issuance under this Plan and the Stock Option Plan for such fiscal year or that any increase in the Share reserve for such year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence; and

(b)	The number of Shares subject to any grants of Units (or portions thereof) that (i) Expire or are forfeited, surrendered, cancelled or otherwise terminated prior to the delivery of the Shares pursuant to a grant of Units or (ii) are settled in cash in lieu of settlement in Shares shall, in each case, automatically become available to be made and subject to new grants under this Plan. In addition, if an option under the Stock Option Plan or the Legacy Option Plan expires, is forfeited, or is cancelled for any reason, the Shares subject to that option or the number of Shares equal to the number of Multiple Voting Shares subject to that legacy option, as applicable, shall be available for grants under this Plan, subject to any required prior approval by the Stock Exchange.

Section 2.3	Amendment and Termination.

(1)	The Board may, in its sole discretion, suspend or terminate the Plan at any time or from time to time and/or amend or revise the terms of the Plan or of any Unit granted under the Plan and any Grant Agreement relating thereto provided that such suspension, termination, amendment, or revision shall:

(a)	not adversely alter or impair any Unit previously granted except as permitted by the terms of this Plan;

(b)	be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the Stock Exchange; and

(c)	be subject to Shareholder approval, where required by law, the requirements of the Stock Exchange or this Plan.

(2)	If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force with respect to outstanding Units will continue in effect as long as any such Unit or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board will remain able to make such interpretations and amendments to the Plan or the Units as they would have been entitled to make if the Plan were still in effect.

(3)	Subject to Section 2.3(1), the Board may from time to time, in its discretion and without the approval of Shareholders or Participants, make changes to the Plan or any Unit that do not require the approval of Shareholders under Section 2.3(4), which may include but are not limited to:

(a)	any amendment of a “housekeeping” nature, including without limitation those made to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan regarding administration of the Plan;

(b)	changes that alter, extend or accelerate the terms of vesting or settlement applicable to any Units;

(c)	any amendment to the Plan respecting administration and eligibility for participation under the Plan; and

(d)	an amendment of the Plan or a Unit as necessary to comply with applicable law or the requirements of the Stock Exchange or any other regulatory body having authority over the Corporation, the Plan, the Participants or the Shareholders.

(4)	Shareholder approval is required for the following amendments to the Plan:

(a)	any increase in the maximum number of Shares that may be issuable from treasury pursuant to Units granted under the Plan (as set out in Section 2.2), other than an adjustment pursuant to Section 2.15.

(b)	any amendment to Section 2.3(3) and this Section 2.3(4).

(5)	No such amendment to the Plan shall cause the Plan in respect of Restricted Share Units or Performance Share Units to cease to be a plan described in section 7 of the ITA or any successor to such provision.

(6)	No such amendment to the Plan shall cause the Plan in respect of Deferred Share Units to cease to be a plan described in regulation 6801(d) of the ITA or any successor to such provision.

Section 2.4	Compliance with Legislation

(1)	The administration of the Plan (including any amendments thereto), the terms of the grant of any Unit under the Plan, the grant of Units, and the Corporation’s obligation to issue Shares or deliver a Cash Equivalent shall be subject to all applicable federal, provincial, state and foreign laws, rules and regulations, the rules and regulations of the Stock Exchange and any other stock exchange on which the Shares are listed or posted for trading, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Corporation, be required. The Corporation shall not be obliged by any provision of the Plan or the grant of any Unit hereunder to issue Shares or deliver a Cash Equivalent in violation of such laws, rules and regulations or any condition of such approvals.

(2)	No Unit shall be granted, and no Shares shall be issued hereunder, where such grant or issue would require registration of the Plan or of Shares under the securities laws of any foreign jurisdiction (other than the United States), and any purported grant of any Unit or purported issue of Shares hereunder in violation of this provision shall be void.

(3)	The Corporation shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance such Shares shall have been duly listed with the Stock Exchange (and any other stock exchange on which the Shares are listed or posted for trading). Shares issued to Participants pursuant to the settlement of Units may be subject to limitations on sale or resale under applicable securities laws.

(4)

Should the Board, in its sole and absolute discretion and subject to Section 2.3(5) and Section 2.3(6), determine that it is not desirable or feasible to provide for the settlement of Restricted Share Units, Deferred Share Units or Performance Share Units, as applicable, including by reason of any such laws, regulations, rules, orders or requirements, it shall notify the Participants of such determination and on receipt of such notice each Participant shall have the option of electing that such settlement obligations be satisfied by means of a cash payment by the Corporation equal to the Cash Equivalent of the Restricted Share Units, Deferred Share Units or Performance Share Units, as applicable. Each Participant shall comply with all such laws, regulations, rules, orders and requirements, and shall furnish the Corporation with any and all information and undertakings, as may be required to ensure compliance therewith.

Section 2.5	Effective Date

The Plan shall be effective upon the date (the “Effective Date”) of the closing of the initial public offering of the Shares.

Section 2.6	Applicable Tax Withholdings and Deductions.

(1)	Notwithstanding any other provision contained herein, and together with Section 2.6(3) the Corporation or the relevant Affiliate, as applicable, shall be entitled to withhold from any amount payable to a Participant, either under this Plan or otherwise, such amounts as may be necessary so as to ensure that the Corporation or the relevant Affiliate is in compliance with all applicable withholding tax or other source deduction liabilities relating to the settlement of such Units (the “Applicable Withholding Taxes”).

(2)	It is the responsibility of the Participant to complete and file any tax returns which may be required within the periods specified in applicable laws as a result of the Participant’s participation in the Plan. The Corporation shall not be held responsible for any tax consequences to a Participant as a result of the Participant’s participation in the Plan and the Participant shall indemnify and save harmless the Corporation from and against any and all loss, liability, damage, penalty or expense (including legal expense), which may be asserted against the Corporation or which the Corporation may suffer or incur arising out of, resulting from, or relating in any manner whatsoever to any tax liability in connection therewith.

(3)	For greater certainty, unless not required under the ITA or any other applicable law, no cash payment will be made nor will Shares be issued until:

(a)	an amount sufficient to cover the Applicable Withholding Taxes payable on the settlement of Units has been received by the Corporation (or withheld by the Corporation from the Cash Equivalent and/or cash payment noted above if applicable);

(b)	the Participant undertakes to arrange for such number of Shares to be sold as is necessary to raise an amount equal to the Applicable Withholding Taxes, and to cause the proceeds from the sale of such Shares to be delivered to the Corporation; or

(c)	the Participant elects to settle for cash such number of Units as is necessary to raise funds sufficient to cover the Applicable Withholding Taxes with such amount being withheld by the Corporation.

Section 2.7	No Interest.

No interest or other amounts shall accrue to the Participant in respect of any amount payable by the Corporation to the Participant under this Plan or Unit.

Section 2.8	Non-Transferability

Except as set forth herein, Units are not transferable. Units may be settled only by:

(a)	the Participant to whom the Units were granted;

(b)	with the Corporation’s prior written approval and subject to such conditions as the Corporation may stipulate, such Participant’s family or any registered retirement savings plans or registered retirement income funds of which the Participant is and remains the annuitant;

(c)	upon the Participant’s death, by the legal representative of the Participant’s estate; or

(d)	upon the Participant’s Incapacity, the legal representative having authority to deal with the property of the Participant;

provided that any such legal representative shall first deliver evidence satisfactory to the Corporation of entitlement to settle any Unit and this is in compliance with Section 2.3(6).

Section 2.9	Participation in this Plan.

(1)	No Participant has any claim or right to be granted a Unit (including, without limitation, a Unit granted in substitution for any Unit that has expired pursuant to the terms of this Plan), and the granting of any Unit does not and is not to be construed as giving a Participant a right to continued employment or to remain a Consultant, director, officer or employee, as the case may be, of the Corporation or an Affiliate of the Corporation. Nothing contained in this Plan or in any Unit granted under this Plan shall interfere in any way with the rights of the Corporation or an Affiliate of the Corporation in connection with the employment, retention or termination of any such person.

(2)	No Participant has any rights or privileges as a Shareholder of the Corporation in respect of Shares that are issuable upon the settlement of a Unit pursuant to the terms of this Plan until the allotment and issuance to the Participant of certificates representing such Shares or the entry of such Participant’s name on the share register of the Corporation as the holder of Shares, and that person becomes the holder of record of those Shares. The Participant or the Participant’s legal representative shall not, by reason of the grant of any Unit, be considered to be a Shareholder of the Corporation until a Unit has been duly settled and Shares have been issued in respect thereof.

(3)

Units shall be credited to an unfunded notional bookkeeping account established and maintained by the Corporation in the name of each Participant. Notwithstanding any other provision of the Plan to the contrary, a Unit shall not be considered or construed as an actual investment in Shares. Participants shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Corporation or any Affiliate. No assets of the Corporation or any Affiliate shall be held in any way as collateral security for the fulfillment of the obligations of the Corporation or any Affiliate under this Plan. Any and all of the Corporation’s or any Affiliate’s assets shall be, and remain, the general unrestricted assets of the Corporation or Affiliate.

(4)	The Corporation’s or any of its Affiliate’s obligation under this Plan shall be merely that of an unfunded and unsecured promise of the Corporation or such Affiliate to pay money in the future, and the rights of Participants shall be no greater than those of unsecured general creditors.

(5)	The Corporation makes no representation or warranty as to the future Market Value of the Shares or with respect to any income tax matters affecting the Participant resulting from the grant or settlement of a Unit or transactions in the Shares. With respect to any fluctuations in the Market Value of Shares, neither the Corporation, nor any of its directors, officers, employees, Shareholders or agents shall be liable for anything done or omitted to be done by such person or any other person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder, or in any other manner related to the Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Units will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Corporation does not assume responsibility for the income or other tax consequences resulting to the Participant and they are advised to consult with their own tax advisors.

Section 2.10	Notice

Any Notice required to be given pursuant to the Plan must be in writing. All notices to the Corporation must be delivered personally, by prepaid registered mail or by email and must be addressed to the secretary of the Corporation. All notices to the Participant will be addressed to the principal address of the Participant on file with the Corporation. Either the Corporation or the Participant may designate a different address by written notice to the other. Such notices are deemed to be received: (i) if delivered personally, on the date of delivery; (ii) if sent by prepaid, registered mail, on the fifth Business Day following the date of mailing; or (iii) if sent by email, when the sender receives an email from the recipient acknowledging receipt, provided that an automatic “read receipt” does not constitute acknowledgment of an email for purposes hereof. Any notice given by either the Participant or the Corporation is not binding on the recipient thereof until received.

Section 2.11	Right to Issue Other Shares

The Corporation shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, issuing further Shares or Multiple Voting Shares, repurchasing Shares or Multiple Voting Shares or varying or amending its share capital or corporate structure.

Section 2.12	Quotation of Shares

So long as the Shares are listed on a Stock Exchange, the Corporation must apply to the Stock Exchange for the listing or quotation, as applicable, of the Shares issued upon the settlement of all Units granted under the Plan, however, the Corporation cannot guarantee that such Shares will be listed or quoted on the Stock Exchange or any other stock exchange.

Section 2.13	Conformity to Plan

In the event that a Unit is granted or a Grant Agreement is executed which does not conform in all particulars with the provisions of this Plan, or purports to grant Units on terms different from those permitted under this Plan, the Unit, or the grant of such Unit shall not be in any way void or invalidated, but the Unit so granted will be adjusted to become, in all respects, in conformity with this Plan.

Section 2.14	Dividend Equivalents.

In the event a dividend becomes payable on the Shares, then on the payment date for such dividend, each Participant’s notional account shall, unless otherwise determined by the Board in respect of any grant of Units, be credited with additional Units (including fractional Units) of the same kind as credited in such Participant’s applicable notional account, the number of which shall be determined by dividing: (i) the amount determined by multiplying (a) the number of Units in such Participant’s notional account (whether vested or unvested) on the record date for the payment of such dividend by (b) the dividend paid per Share, by (ii) the Market Value of a Share on the dividend payment date for such dividend, in each case, with fractions computed to two decimal places. Such additional Units (including fractional Units), if credited, shall vest on the same basis as the underlying Units.

Section 2.15	Adjustments.

Subject to any required approval by the Stock Exchange or regulatory authority, in the case of any merger, amalgamation, arrangement, rights offering, subdivision, consolidation, or reclassification of the Shares or other relevant change in the capitalization of the Corporation, or stock dividend or distribution (excluding dividends or distributions which may be paid in cash or in Shares at the option of the Shareholder), or exchange of the Shares for other securities or property, the Corporation shall make appropriate adjustments in the Shares issuable or amounts payable, as the case may be, as determined as appropriate by the Board, to preclude a dilution or enlargement of the benefits hereunder, and any such adjustment (or non-adjustment) by the Corporation shall be conclusive, final and binding upon the Participants. However, no amount will be paid to, or in respect of, the Participants under the Plan or pursuant to any other arrangement, and no additional Units will be granted to such Participant to compensation for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

Section 2.16	Cancellation of Units.

Upon payment in full of the value of the Units, the Units shall be cancelled and no further payments shall be made from the Plan in relation to such Units.

Section 2.17	Governing Law

The Plan shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

ARTICLE 3

RESTRICTED SHARE UNITS

Section 3.1	Grant of Restricted Share Units.

(1)	Subject to the provisions of this Plan, the Board may grant Restricted Share Units to any Eligible Person upon the terms, conditions and limitations set forth herein and such other terms, conditions and limitations permitted by and not inconsistent with this Plan as the Board may determine.

(2)	The grant of a Restricted Share Unit shall be evidenced by a Grant Agreement, signed on behalf of the Corporation.

(3)	The Corporation shall maintain a notional account for each RSU Participant, in which shall be recorded the number of vested and unvested Restricted Share Units granted or credited to such Participant.

(4)	The grant of a Restricted Share Unit to an RSU Participant, or the settlement of a Restricted Share Unit, under the Plan shall neither entitle such RSU Participant to receive nor preclude such RSU Participant from receiving subsequently granted Restricted Share Units.

Section 3.2	Equivalence.

One (1) Restricted Share Unit is equivalent to one (1) Share. Fractional Restricted Share Units are permitted under the Plan.

Section 3.3	Calculation.

The number of Restricted Share Units (including fractional Restricted Share Units) granted at any particular time pursuant to this Plan will be calculated by dividing (i) the dollar amount of such grant by (ii) the Market Value of a Share on the Date of Grant.

Section 3.4	Vesting.

Except as otherwise provided in an RSU Participant’s Grant Agreement or any other provision of this Plan:

(1)	1/3 of the Restricted Share Units granted pursuant to Section 3.1 shall vest on the first (1st) anniversary of the Date of Grant;

(2)	1/3 of the Restricted Share Units granted pursuant to Section 3.1 shall vest on the second (2nd) anniversary of the Date of Grant;

(3)	1/3 of the Restricted Share Units granted pursuant to Section 3.1 shall vest on the third (3rd) anniversary of the Date of Grant; and

(4)

all Restricted Share Units credited pursuant to Section 2.14 shall vest simultaneously with the Restricted Share Units to which they relate, provided the Participant is continuously employed by or in service with the Corporation, or any of its Affiliates, from the Date of Grant until such Vesting Date, provided, however, that in the event of any Change of Control, any unvested Restricted Share Units shall vest on the date which the Board determines in accordance with Article 8.

Section 3.5	Authorized Leave.

Notwithstanding any other provision of the Plan, unless otherwise approved by the Board, the vesting of any Restricted Share Units granted hereunder shall be suspended and postponed during any period of Authorized Leave and, upon an RSU Participant’s return from such Authorized Leave, the vesting of such Restricted Share Units shall be extended by a period equivalent to such period of Authorized Leave. Notwithstanding the foregoing, upon an RSU Participant’s return from an Authorized Leave that was a parental leave, the rate of vesting of such RSU Participant’s Restricted Share Units shall be accelerated to twice the rate provided for in the Participant’s Grant Agreement until such time as the RSU Participant holds vested Restricted Share Units in accordance with the original schedule of Vesting Dates provided for in the RSU Participant’s Grant Agreement. For certainty, nothing contained herein shall limit the effect of Section 4.3 of the Plan upon the termination of any RSU Participant’s employment or service as a Consultant, and the calculation of the number of Restricted Share Units vested as of a Participant’s Termination Date for purposes thereof shall take into account any suspension, postponement or adjustment of the vesting schedule applicable to such Restricted Share Units contemplated by this Section 3.5.

ARTICLE 4

SETTLEMENT & EXPIRY

Section 4.1	Settlement of Restricted Share Units.

(1)	Except as otherwise provided in an RSU Participant’s Grant Agreement or any other provision of this Plan:

(a)	all of the vested Restricted Share Units covered by a particular grant and the related Restricted Share Units credited pursuant to Section 3.3 may be settled on the first Business Day following their RSU Vesting Date (the “RSU Settlement Date”);

(b)	an RSU Participant is entitled to deliver to the Corporation, on or before the RSU Settlement Date, an RSU Settlement Notice in respect of any or all vested Restricted Share Units held by the RSU Participant;

(c)	in the RSU Settlement Notice, the RSU Participant will elect, in the RSU Participant’s sole discretion, including with respect to any fractional RSUs, to settle vested Restricted Share Units for their Cash Equivalent (determined in accordance with Section 4.2(1)), Shares (determined in accordance with Section 4.2(2)) or a combination thereof.

(2)	Subject to Section 4.1(3), settlement of Restricted Share Units shall take place promptly following the RSU Settlement Date and take the form set out in the RSU Settlement Notice through:

(a)	in the case of settlement of Restricted Share Units for their Cash Equivalent, delivery of a cheque to the RSU Participant representing the Cash Equivalent;

(b)	in the case of settlement of Restricted Share Units for Shares, delivery of a share certificate to the RSU Participant or the entry of the Participant’s name on the share register for the Shares; or

(c)	in the case of settlement of Restricted Share Units for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above.

(3)	If an RSU Settlement Notice is not received by the Corporation on or before the RSU Settlement Date, settlement shall take the form of Shares issued from treasury as set out in Section 4.2(2).

(4)	Notwithstanding any other provision of this Plan, in the event that an RSU Settlement Date falls during a black-out period or other trading restriction imposed by the Corporation and an RSU Participant has not delivered an RSU Settlement Notice, then such RSU Settlement Date shall be automatically extended to the tenth (10th) Business Day following the date that such black-out period or other trading restriction is lifted, terminated or removed.

Section 4.2	Determination of Amounts.

(1)	Cash Equivalent of Restricted Share Units. For purposes of determining the Cash Equivalent of Restricted Share Units to be made pursuant to Section 4.1(2)(a) or Section 4.1(2)(c), such calculation will be made on the RSU Settlement Date based on the Market Value on the RSU Settlement Date multiplied by the number of vested Restricted Share Units in the Participant’s Restricted Share Unit notional account which the Participant desires to settle in cash pursuant to the RSU Settlement Notice.

(2)	Payment in Shares; Issuance of Shares from Treasury. For the purposes of determining the number of Shares from treasury to be issued and delivered to an RSU Participant upon settlement of Restricted Share Units pursuant to Section 4.1(2)(b) or Section 4.1(2)(c), such calculation will be made on the RSU Settlement Date based on the whole number of Shares equal to the whole number of vested Restricted Share Units then recorded in the Participant’s Restricted Share Unit notional account which the Participant desires to settle pursuant to the RSU Settlement Notice. Shares issued from treasury will be issued in consideration for the past services of the RSU Participant to the Corporation and the entitlement of the RSU Participant under this Plan shall be satisfied in full by such issuance of Shares. If applicable, the Corporation shall also make a cash payment to the RSU Participant with respect to the value of fractional Restricted Share Units standing to the RSU Participant’s credit after the maximum number of whole Shares have been issued by the Corporation, calculated by multiplying (i) the number of such fractional Restricted Share Units by (ii) the Market Value on the RSU Settlement Date.

Section 4.3	Termination.

(1)	Except as the Board may otherwise determine or unless otherwise provided in the RSU Participant’s Grant Agreement and regardless of any adverse or potentially adverse tax or other consequences resulting from the following:

(a)	if an RSU Participant ceases to be an Eligible Person as a result of such RSU Participant’s termination for cause or resignation without good reason, any unvested Restricted Share Units held by such RSU Participant shall Expire on the RSU Termination Date and be of no further force or effect whatsoever and such Participant shall no longer be eligible for a grant of RSUs; and

(b)	if an RSU Participant ceases to be Eligible Person as a result of such RSU Participant’s retirement with the concurrence of the Board, as a result of the Participant’s dismissal without cause or resignation for good reason, or as a result of such RSU Participant’s death or physical or psychological Incapacity, any unvested Restricted Share Units held by such RSU Participant shall vest on the RSU Termination Date.

ARTICLE 5

DEFERRED SHARE UNITS

Section 5.1	Grant of Deferred Share Units.

(1)	Subject to this Article 5, the Board may recommend the grant of, from time to time, Deferred Share Units to a DSU Participant.

(2)	The grant of a Deferred Share Unit shall be evidenced by a Grant Agreement, signed on behalf of the Corporation.

(3)	The Corporation shall maintain a notional account for each DSU Participant, in which shall be recorded the number of Deferred Share Units granted or credited to such Participant.

(4)	The grant of a Deferred Share Unit to a DSU Participant, or the settlement of a Deferred Share Unit, under the Plan shall neither entitle such DSU Participant to receive nor preclude such DSU Participant from receiving subsequently granted Deferred Share Units.

Section 5.2	Equivalence.

One (1) Deferred Share Unit is equivalent to one (1) Share. Fractional Deferred Share Units are permitted under the Plan.

Section 5.3	Election Notice; Elected Amount.

(1)

Subject to Board approval, a DSU Participant may elect by filing an election notice in the form of Schedule “C” attached hereto (the “Election Notice”), once each Fiscal Year, to be paid up to one hundred percent (100%) of his or her Annual Board Retainer in the form of Deferred Share Units (the “Elected Amount”), with the balance being paid in cash in accordance with the Corporation’s regular practices of paying such cash compensation. In the case of an existing DSU Participant, the election must be completed, signed and delivered to the Corporation by the end of the Fiscal Year preceding the Fiscal Year to which such election is to apply. In the case of a new DSU Participant, the election must be completed, signed and delivered to the Corporation as soon as possible, and, in any event, no later than 30 days, after the director’s appointment, with such election to be effective on the first day of the fiscal quarter of the Corporation next following the date of the

Corporation’s receipt of the election until the final day of such Fiscal Year. For the first year of the Plan, DSU Participants must make such election as soon as possible, and, in any event, no later than 30 days, after adoption of the Plan and the election shall be effective on the first day of the fiscal quarter of the Corporation next following the date of the Corporation’s receipt of the election until the final day of such Fiscal Year. If no election is made in respect of a particular Fiscal Year, the new or existing DSU Participant will be paid in cash in accordance with the Corporation’s regular practices of paying such cash compensation.

(2)	The Election Notice shall, subject to any minimum amount that may be required by the Board, from time to time, designate the percentage of the Annual Board Retainer for the applicable Fiscal Year that is to be deferred into Deferred Share Units, with the remaining percentage to be paid in cash in accordance with the Corporation’s regular practices of paying such cash compensation.

(3)	In the absence of a designation to the contrary (including delivery of an Election Notice by a DSU Participant requesting that a greater or lesser percentage of his or her Annual Board Retainer be payable in the form of Deferred Share Units relative to the percentage previously elected by such DSU Participant), the DSU Participant’s Election Notice shall remain in effect unless otherwise terminated.

Section 5.4	Termination Right.

(1)	Each DSU Participant is entitled to terminate his or her participation in the Plan by filing with the Chief Financial Officer of the Corporation, or such other officer of the Corporation designated by the Board, a notice electing to terminate the receipt of additional Deferred Share Units in the form of Schedule “E” attached hereto (“Termination Notice”).

(2)	Such Termination Notice shall be effective as of the date received by the Corporation.

(3)	Thereafter, any portion of such DSU Participant’s Annual Board Retainer payable, and subject to comply with Section 5.3, all subsequent Annual Board Retainers shall be paid in cash in accordance with the Corporation’s regular practices of paying such cash compensation.

(4)	For greater certainty, to the extent a DSU Participant terminates his or her participation in the Plan, he or she shall not be entitled to become a DSU Participant again until the Fiscal Year following the Fiscal Year in which the Termination Notice becomes effective.

Section 5.5	Calculation.

(1)	The number of Deferred Share Units (including fractional Deferred Share Units) granted at any particular time pursuant to this Plan will be calculated by:

(a)	in the case of an Elected Amount, by dividing (i) the dollar amount of the Elected Amount allocated to the DSU Participant by (ii) the Market Value of a Share on the applicable Award Date; or

(b)	in the case of a grant of Deferred Share Units pursuant to Section 5.1, by dividing (i) the dollar amount of such grant by (ii) the Market Value of a Share on the Date of Grant.

Section 5.6	Vesting.

(1)	All Deferred Share Units recorded in a DSU Participant’s Deferred Share Unit notional account shall vest on the DSU Termination Date, unless otherwise determined by the Board at its sole discretion and in compliance with Section 2.3(6), subject to a determination of the Board made in accordance with Article 6.

(2)	DSU Participants will not have any right to receive any benefit under the Plan in respect of a Deferred Share Unit until the DSU Termination Date.

Section 5.7	Settlement in respect of Deferred Share Units.

In respect of an award of Deferred Share Units granted to a DSU Participant, settlement shall be as soon as practicable following the DSU Termination Date and no later than the DSU Payment Date:

(1)	Subject to Section 5.7(2), the DSU Participant (or where the DSU Participant has died, a dependant or relation of the DSU Participant or the legal representative of the DSU Participant) will deliver to the Corporation a DSU Settlement Notice, in the DSU Participant’s sole discretion, to elect to settle all Deferred Share Units in such DSU Participant’s notional account for their Cash Equivalent (determined in accordance with Section 5.8(1)), Shares (determined in accordance with Section 5.8(2)) or a combination thereof.

(2)	If such DSU Settlement Notice is not received by the Corporation within 30 days prior to the DSU Payment Date, settlement shall take the form of the Cash Equivalent determined in accordance with Section 5.8(1), among other provisions of this Plan.

(3)	Settlement of Deferred Share Units shall take place on the DSU Payment Date and in the form set out in the DSU Settlement Notice through:

(a)	in the case of settlement of Deferred Share Units for their Cash Equivalent, delivery of a cheque to the Participant, a dependant or relation of the Participant or the Participant’s duly authorized legal representative, as the case may be, representing the Cash Equivalent;

(b)	in the case of settlement of Deferred Share Units for Shares, delivery of a share certificate to the Participant, a dependant or relation of the Participant or the Participant’s duly authorized legal representative, as the case may, or the entry of the Participant’s name on the share register for the Shares; or

(c)	in the case of settlement of Deferred Share Units for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above.

Section 5.8	Determination of Amounts.

(1)	Cash Equivalent of Deferred Share Units. For purposes of determining the Cash Equivalent of Deferred Share Units, such calculation will be made based on the Market Value on the DSU Termination Date multiplied by the number of Deferred Share Units in the Participant’s Deferred Share Unit notional account as of the DSU Termination Date.

(2)	Payment in Shares; Issuance of Shares from Treasury. For the purposes of determining the number of Shares to be issued from treasury and delivered to a DSU Participant upon settlement of Deferred Share Units, such calculation will be made on the DSU Termination Date, or if the DSU Termination Date is not a Business Day, on the next such Business Day, based on the whole number of Shares equal to the whole number of Deferred Share Units then recorded in the Participant’s Deferred Share Unit notional account. Shares issued from treasury will be issued in consideration for the past services of the DSU Participant to the Corporation and the entitlement of the DSU Participant under this Plan shall be satisfied in full by such issuance of Shares. If applicable, the Corporation shall also make a cash payment to the DSU Participant with respect to the value of fractional Deferred Share Units standing to the DSU Participant’s credit after the maximum number of whole Shares have been issued by the Corporation, calculated by multiplying (i) the number of such fractional Deferred Share Units by (ii) the Market Value on the DSU Termination Date.

ARTICLE 6

PERFORMANCE SHARE UNITS

Section 6.1	Grant of Performance Share Units

(1)	Subject to the provisions of this Plan, the Board may grant Performance Share Units to any Eligible Person upon the terms, conditions and limitations set forth herein and such other terms, conditions and limitations permitted by and not inconsistent with this Plan as the Board may determine.

(2)	The grant of a Performance Share Unit shall be evidenced by a Grant Agreement, signed on behalf of the Corporation.

(3)	The Corporation shall maintain a notional account for each PSU Participant, in which shall be recorded the number of vested and unvested Performance Share Units granted or credited to such Participant.

(4)	The grant of a Performance Share Unit to a PSU Participant, or the settlement of a Performance Share Unit, under the Plan shall neither entitle such PSU Participant to receive nor preclude such PSU Participant from receiving subsequently granted Performance Share Units.

Section 6.2	Equivalence

One (1) Performance Share Unit is equivalent to one (1) Share. Fractional Performance Share Units are permitted under the Plan.

Section 6.3	Calculation.

The number of Performance Share Units (including fractional Performance Share Units) granted at any particular time pursuant to this Plan will be calculated by dividing (i) the dollar amount of such grant by (ii) the Market Value of a Share on the Date of Grant.

Section 6.4	Vesting.

Each PSU Participant’s Grant Agreement shall describe the Performance Criteria established by the Board that must be achieved for Performance Share Units to vest to the PSU Participant, provided the PSU Participant is continuously employed by or in service with the Corporation, or any of its Affiliates, from the Date of Grant until such PSU Vesting Date, and provided further that in the event of any Change of Control, any unvested Performance Share Units shall vest on the date which the Board determines in accordance with Article 8.

ARTICLE 7

SETTLEMENT & EXPIRY

Section 7.1	Settlement of Performance Share Units.

(1)	Except as otherwise provided in a PSU Participant’s Grant Agreement or any other provision of this Plan:

(a)	all of the vested Performance Share Units covered by a particular grant and the related Performance Share Units credited pursuant to Section 6.2 may be settled on the first Business Day following their PSU Vesting Date (the “PSU Settlement Date”);

(b)	a PSU Participant shall become entitled to deliver to the Corporation, on or before the PSU Settlement Date, a PSU Settlement Notice in respect of any or all vested Performance Share Units held by the PSU Participant; and

(c)	in the PSU Settlement Notice, the PSU Participant will elect, in the PSU Participant’s sole discretion, including with respect to any fractional PSUs, to settle vested Performance Share Units for their Cash Equivalent (determined in accordance with Section 7.2(1)), Shares (determined in accordance with Section 7.2(2)) or a combination thereof.

(2)	Subject to Section 7.1(3), settlement of Performance Share Units shall take the form set out in the PSU Settlement Notice through delivery of:

(a)	in the case of settlement of Performance Share Units for their Cash Equivalent, a cheque to the PSU Participant representing the Cash Equivalent;

(b)	in the case of settlement of Performance Share Units for Shares, delivery of a share certificate to the PSU Participant or the entry of the Participant’s name on the share register for the Shares; or

(c)	in the case of settlement of Performance Share Units for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above.

(3)	If a PSU Settlement Notice is not received by the Corporation on or before the PSU Settlement Date, settlement shall take the form of Shares issued from treasury as set out in Section 7.2(2).

(4)	Notwithstanding any other provision of this Plan, in the event that a PSU Settlement Date falls during a black-out period or other trading restriction imposed by the Corporation and a PSU Participant has not delivered a PSU Settlement Notice, then such PSU Settlement Date shall be automatically extended to the tenth (10th) Business Day following the date that such black-out period or other trading restriction is lifted, terminated or removed.

Section 7.2	Determination of Amounts.

(1)	Cash Equivalent of Performance Share Units. For purposes of determining the Cash Equivalent of Performance Share Units to be made pursuant to Section 7.1(2)(a) or Section 7.1(2)(c), such calculation will be made on the PSU Settlement Date based on the Market Value on the PSU Settlement Date multiplied by the number of vested Performance Share Units in the Participant’s Performance Share Unit notional account which the Participant desires to settle in cash pursuant to the PSU Settlement Notice.

(2)	Payment in Shares; Issuance of Shares from Treasury. For the purposes of determining the number of Shares from treasury to be issued and delivered to a PSU Participant upon settlement of Performance Share Units pursuant to Section 7.1(2)(b) or Section 7.1(2)(c), such calculation will be made on the PSU Settlement Date based on the whole number of Shares equal to the whole number of vested Performance Share Units then recorded in the Participant’s Performance Share Unit notional account which the Participant desires to settle pursuant to the PSU Settlement Notice. Shares issued from treasury will be issued in consideration for the past services of the PSU Participant to the Corporation and the entitlement of the PSU Participant under this Plan shall be satisfied in full by such issuance of Shares. If applicable, the Corporation shall also make a cash payment to the PSU Participant with respect to the value of fractional Performance Share Units standing to the PSU Participant’s credit after the maximum number of whole Shares have been issued by the Corporation, calculated by multiplying (i) the number of such fractional Performance Share Units by (ii) the Market Value on the PSU Settlement Date.

Section 7.3	Termination.

Except as the Board may otherwise determine or unless otherwise provided in the PSU Participant’s Grant Agreement and regardless of any adverse or potentially adverse tax or other consequences resulting from the following, if a PSU Participant ceases to be an Eligible Person for any reason, any unvested Performance Share Units held by such PSU Participant shall Expire on the PSU Termination Date and be of no further force or effect whatsoever and such Participant shall no longer be eligible for a grant of PSUs.

ARTICLE 8

CHANGE OF CONTROL

Section 8.1	Conversion or Exchange of Units.

Notwithstanding anything else in this Plan or any Grant Agreement, the Board has the right to provide for the conversion or exchange of any outstanding Units into or for units, rights or other securities in any entity participating in or resulting from a Change of Control, provided that the value of previously granted Units and the rights of Participants are not materially adversely affected by any such changes.

Section 8.2	Notice to Participants.

Upon the Corporation entering into an agreement relating to a transaction which, if completed, would result in a Change of Control, or otherwise becoming aware of a pending Change of Control, the Corporation shall give written notice of the proposed Change of Control to Participants, together with a description of the effect of such Change of Control on outstanding Units, not less than seven (7) days prior to the closing of the transaction resulting in the Change of Control.

Section 8.3	Acceleration of Vesting.

The Board may, in its sole discretion, accelerate the vesting and/or the expiry date of any or all outstanding Units, including conditionally, to provide that, notwithstanding the vesting provisions of such Units or any Grant Agreement, such designated outstanding Units shall be vested upon (or prior to) the completion of the Change of Control. If, for any reason, the Change of Control does not occur within the contemplated time period, the acceleration of the vesting of the Units shall be retracted and vesting shall instead revert to the manner provided in the Grant Agreement.

SCHEDULE “A”

SHOPIFY INC.

RESTRICTED SHARE UNIT GRANT AGREEMENT

Restricted Share Unit agreement dated             , 20     between SHOPIFY INC., a company existing under the laws of Canada (the “Corporation”) and                     , an individual residing in                      (the “Participant”).

WHEREAS the Corporation has adopted a Long Term Incentive Plan (the “Plan”, as it may be amended from time to time), which Plan provides for the granting of Restricted Share Units to RSU Participants (as defined in the Plan), entitling RSU Participants, at their option, to receive on settlement of vested Restricted Share Units, a Cash Equivalent (as defined in the Plan), Shares in the capital of the Corporation or a combination thereof;

AND WHEREAS the Corporation desires to continue to receive the benefit of the services of the Participant and to more fully align his or her interest with the Corporation’s and its Affiliates’ future success;

AND WHEREAS the board of directors of the Corporation (the “Board”) approved the granting of Restricted Share Units to the Participant, upon the terms and conditions hereinafter provided;

AND WHEREAS the Corporation desires to grant to the Participant Restricted Share Units upon the terms and conditions hereinafter provided;

AND WHEREAS capitalized terms used and not otherwise defined in this Grant Agreement shall have the meanings set forth in the Plan.

NOW THEREFORE in consideration of the foregoing and the mutual agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.	Restricted Share Units. The Corporation hereby grants to the Participant, as of , 20 , subject to the terms and conditions hereinafter set forth, Restricted Share Units (the “Restricted Share Units”), vesting in accordance with the terms of this Grant Agreement and in accordance with the Plan.

2.	Vesting of the Restricted Share Units. Subject to the vesting restrictions in Section 3 (if any), the Restricted Share Units shall vest according to the following table:

Date	% of Restricted Share Units Vested

“A” - 1

3.	Subject to Plan. This Restricted Share Units shall be subject in all respects to the provisions of the Plan, the terms and conditions of which are hereby expressly incorporated by reference, as same may be amended from time to time in accordance therewith. A copy of the Plan shall be provided to the Participant upon his or her reasonable request from time to time.

4.	Shareholder Rights. A Participant shall have no rights whatsoever as a shareholder in respect of any of the Restricted Share Units.

5.	Transfer of Restricted Share Unit. The Restricted Share Units granted pursuant to this Agreement shall not be assignable or transferable by the Participant, except in accordance with the Plan.

6.	Notice. Any notice required or permitted to be given hereunder shall be given in accordance with, and subject to, the provisions of the Plan.

7.	Governing Law. This Agreement and the Restricted Share Units shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

8.	French Language. The parties agree that this Agreement as well as all documents relating thereto be drawn up in the English language only. Les parties seront censes avoir requis que cette contrat de meme que tous les documents s’y rattachant soient rediges en anglais seulement.

IN WITNESS WHEREOF the parties have caused this Restricted Share Unit agreement to be executed as of the date hereof.

SHOPIFY INC.

Per:

Authorized Signing Officer

NAME OF PARTICIPANT:

SIGNATURE OF PARTICIPANT:

Address:

“A” - 2

SCHEDULE “B”

SHOPIFY INC.

RSU SETTLEMENT NOTICE

I,                                         , in respect of the

        (print name)

Restricted Share Units that were granted to me on                                          by Shopify Inc. (the “Corporation”) pursuant to the Corporation’s Long Term Incentive Plan (the “Plan”), hereby elect upon settlement of the Restricted Share Units (including for any fractional Restricted Share Units) to receive (check one):

(    ) (i) the Cash Equivalent, calculated in accordance with Section 4.2(1) of the Plan;

(    ) (ii) Shares, calculated in accordance with Section 4.2(2) of the Plan; or

(    ) (iii) the Cash Equivalent for                  Restricted Share Units and Shares for                  Restricted Share Units.

If I elect to receive the Cash Equivalent, I acknowledge that the Corporation will deduct applicable withholding taxes in accordance with the Plan.

If I elect to receive only Shares, I (check one):

(    ) (i) enclose cash, a certified cheque, bank draft or money order payable to the Corporation in the amount of $         as full payment for the applicable withholding taxes;

(    ) (ii) undertake to direct that such number of Shares are to be sold, and the proceeds of such Shares delivered to the Corporation, as is necessary to put the Corporation in funds equal to the amount that would have otherwise been required in (i) above; or

(    ) (iii) elect to settle for cash such number of Restricted Share Units as is necessary to raise funds sufficient to cover such withholding taxes with such amount being withheld by the Corporation.

Date	Participant’s Signature

(Print name)

“B” - 1

SCHEDULE “C”

SHOPIFY INC.

DSU ELECTION NOTICE

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Pursuant to the Long Term Incentive Plan of Shopify Inc. (the “Plan”), I hereby elect to receive     % of my Annual Board Retainer in the form of Deferred Share Units in lieu of cash.

I confirm that:

(a)	I have received and reviewed a copy of the terms of the Plan and have reviewed, considered and agreed to be bound by the terms of this Election Notice and the Plan.

(b)	I have requested and am satisfied that the Plan and the foregoing be drawn up in the English language. Le soussigné reconnaît qu’il a exigé que le Régime et ce qui précède soient rédigés et exécutés en anglais et s’en déclare satisfait.

(c)	I recognize that when Deferred Share Units are settled in accordance with the terms of the Plan, income tax and other withholdings as required will arise at that time. Upon settlement of the Deferred Share Units, the Corporation will make or arrange with me to make all appropriate withholdings as required by law at that time.

(d)	The value of Deferred Share Units is based on the value of the Shares of the Corporation and therefore is not guaranteed.

The foregoing is only a brief outline of certain key provisions of the Plan. For more complete information, reference should be made to the Plan.

Date:
(Name of Participant)

(Signature of Participant)

“C” - 1

SCHEDULE “D”

SHOPIFY INC.

DEFERRED SHARE UNIT GRANT AGREEMENT

Name:

Award Date

Shopify Inc. (the “Corporation”) has adopted a Long Term Incentive Plan (the “Plan”). Your award is governed in all respects by the terms of the Plan, and the provisions of the Plan are hereby incorporated by reference. Capitalized terms used and not otherwise defined in this Grant Agreement shall have the meanings set forth in the Plan. If there is a conflict between the terms of this Grant Agreement and the Plan, the terms of the Plan shall govern.

Your Award	The Corporation hereby grants to you Deferred Share Units.

PLEASE SIGN AND RETURN A COPY OF THIS GRANT AGREEMENT TO THE CORPORATION.

By your signature below, you acknowledge that you have received a copy of the Plan and have reviewed, considered and agreed to the terms of this Grant Agreement and the Plan.

	Signature:	Date:

On behalf of the Corporation:

Name:
Title:

“D” - 1

SCHEDULE “E”

SHOPIFY INC.

ELECTION TO TERMINATE RECEIPT OF ADDITIONAL DEFERRED SHARE UNITS

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Notwithstanding my previous election on the DSU Election Notice dated                     , I hereby elect to terminate my participation in the Plan effective as of the date this Termination Notice is received by Shopify Inc.

I understand that the Deferred Share Units already granted under the Plan cannot be settled until the DSU Termination Date.

I confirm that I have received and reviewed a copy of the terms of the Plan and agree to continue to be bound by the Plan.

Date:
(Name of Participant)

(Signature of Participant)

“E” - 1

SCHEDULE “F”

SHOPIFY INC.

DSU SETTLEMENT NOTICE

I,                                         , in respect of the

        (print name)

Deferred Share Units that were granted to me on                                          by Shopify Inc. (the “Corporation”) pursuant to the Corporation’s Long Term Incentive Plan (the “Plan”), hereby elect upon settlement of the Deferred Share Units (including for any fractional Deferred Share Units to receive (check one):

(    ) (i) the Cash Equivalent, calculated in accordance with Section 5.8(1) of the Plan;

(    ) (ii) Shares, calculated in accordance with Section 5.8(2) of the Plan; or

(    ) (iii) the Cash Equivalent for                  Deferred Share Units and Shares for                  Deferred Share Units.

If I elect to receive the Cash Equivalent or a portion of my Deferred Share Units as a Cash Equivalent, I acknowledge that the Corporation will deduct applicable withholding taxes in accordance with the Plan.

If I elect to receive only Shares, I (check one):

(    ) (i) enclose cash, a certified cheque, bank draft or money order payable to the Corporation in the amount of $         as full payment for the applicable withholding taxes;

(    ) (ii) undertake to direct that such number of Shares are to be sold, and the proceeds of such Shares delivered to the Corporation, as is necessary to put the Corporation in funds equal to the amount that would have otherwise been required in (i) above; or

(    ) (iii) elect to settle for cash such number of Deferred Share Units as is necessary raise funds sufficient to cover such withholding taxes with such amount being withheld by the Corporation.

Date	Participant’s Signature

(Print name)

“F” - 1

SCHEDULE “G”

SHOPIFY INC.

PERFORMANCE SHARE UNIT GRANT AGREEMENT

Performance Share Unit agreement dated             , 20     between SHOPIFY INC., a Company existing under the laws of Canada (the “Corporation”) and                                         , an individual residing in                                          (the “Participant”).

WHEREAS the Corporation has adopted a Long Term Incentive Plan (the “Plan”, as it may be amended from time to time), which Plan provides for the granting of Performance Share Units to PSU Participants (as defined in the Plan), entitling PSU Participants to receive on settlement of vested Performance Share Units, a Cash Equivalent (as defined in the Plan), Shares in the capital of the Corporation or a combination thereof;

AND WHEREAS the Corporation desires to continue to receive the benefit of the services of the Participant and to more fully align his or her interest with the Corporation’s and its Affiliates’ future success;

AND WHEREAS the board of directors of the Corporation (the “Board”) approved the granting of Performance Share Units to the Participant, upon the terms and conditions hereinafter provided;

AND WHEREAS the Corporation desires to grant to the Participant Performance Share Units upon the terms and conditions hereinafter provided;

AND WHEREAS capitalized terms used and not otherwise defined in this Grant Agreement shall have the meanings set forth in the Plan.

NOW THEREFORE in consideration of the foregoing and the mutual agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.	Performance Share Units. The Corporation hereby grants to the Participant, as of , 20 , subject to the terms and conditions hereinafter set forth, Performance Share Units (the “Performance Share Units”), exercisable in accordance with the terms of this Grant Agreement and in accordance with the Plan.

2.	Vesting of the Performance Share Units. Vesting of Performance Share Units is subject to the following Performance Criteria:

“G” - 1

3.	Subject to Plan. This Performance Share Units shall be subject in all respects to the provisions of the Plan, the terms and conditions of which are hereby expressly incorporated by reference, as same may be amended from time to time in accordance therewith. A copy of the Plan shall be provided to the Participant upon his or her reasonable request from time to time.

4.	Shareholder Rights. A Participant shall have no rights whatsoever as a shareholder in respect of any of the Performance Share Units.

5.	Transfer of Performance Share Unit. The Performance Share Units granted pursuant to this Agreement shall not be assignable or transferable by the Participant, except in accordance with the Plan.

6.	Notice. Any notice required or permitted to be given hereunder shall be given in accordance with, and subject to, the provisions of the Plan.

7.	Governing Law. This Agreement and the Performance Share Units shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

8.	French Language. The parties agree that this Agreement as well as all documents relating thereto be drawn up in the English language only. Les parties seront censes avoir requis que cette contrat de meme que tous les documents s’y rattachant soient rediges en anglais seulement.

IN WITNESS WHEREOF the parties have caused this Grant Agreement to be executed as of the date hereof.

SHOPIFY INC.

Per:

Authorized Signing Officer

NAME OF PARTICIPANT:

SIGNATURE OF PARTICIPANT:

Address:

“G” - 2

SCHEDULE “H”

SHOPIFY INC.

PSU SETTLEMENT NOTICE

I,                                         , in respect of the

        (print name)

Performance Share Units that were granted to me on                                          by Shopify Inc. (the “Corporation”) pursuant to the Corporation’s Long Term Incentive Plan (the “Plan”), hereby elect upon settlement of the Performance Share Units (including for any fractional Performance Share Units) to receive (check one):

(    ) (i) the Cash Equivalent, calculated in accordance with Section 7.2(1) of the Plan;

(    ) (ii) Shares, calculated in accordance with Section 7.2(2) of the Plan; or

(    ) (iii) the Cash Equivalent for                  Performance Share Units and Shares for                  Performance Share Units.

If I elect to receive the Cash Equivalent, I acknowledge that the Corporation will deduct applicable withholding taxes in accordance with the Plan.

If I elect to receive only Shares, I (check one):

(    ) (i) enclose cash, a certified cheque, bank draft or money order payable to the Corporation in the amount of $         as full payment for the applicable withholding taxes;

(    ) (ii) undertake to direct that such number of Shares are to be sold, and the proceeds of such Shares delivered to the Corporation, as is necessary to put the Corporation in funds equal to the amount that would have otherwise been required in (i) above; or

(    ) (iii) elect to settle for cash such number of Performance Share Units as is necessary to raise funds sufficient to cover such withholding taxes with such amount being withheld by the Corporation.

Date	Participant’s Signature

(Print name)

“H” - 1